Exhibit 99.1

Plum Creek Timber Company, Inc. 601 Union Street, Suite 3100 Seattle, WA 98101 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
January 26, 2015	Media: Kathy Budinick 1-888-467-3751

Plum Creek Reports Results for Fourth Quarter and Full Year 2014

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced fourth quarter earnings of $68 million, or $0.39 per share, on revenues of $428 million. Fourth quarter earnings include $2 million after-tax, or $0.01 per diluted share of insurance recoveries related to the fire at the medium density fiberboard (MDF) plant in Montana earlier in the year.

Earnings for the fourth quarter of 2013 were $40 million, or $0.24 per share, on revenues of $331 million. Results for the fourth quarter of 2013 included $12 million of expenses directly related to the completion of the company’s acquisition of timberland, real estate, and subsurface resources from MeadWestvaco Corporation (NYSE: MWV). Excluding these expenses, adjusted fourth quarter earnings for 2013 were $52 million, or $0.31 per share. A reconciliation of adjusted earnings to GAAP net income for 2013 is provided as an attachment to this release.

Earnings for the full year of 2014 were $214 million, or $1.21 per diluted share, on revenues of $1.48 billion. The results for 2014 include $4 million, or $0.02 per share, after-tax gains related to the MDF fire. Earnings for the full year of 2013 were $214 million, or $1.30 per share, on revenues of $1.34 billion. Excluding the expenses associated with the acquisition mentioned above and a $4 million forest fire loss recorded in the third quarter of 2013, adjusted earnings for 2013 were $230 million, or $1.39 per share.

Adjusted EBITDA, a non-GAAP measure of operating performance, for 2014 grew to $605 million, a $103 million increase over 2013. Each of the company’s business segments contributed to EBITDA growth during the year. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“A strong finish to 2014 capped off another good year for Plum Creek,” said Rick Holley, chief executive officer.  The successful integration of the assets we purchased at the end of 2013 played an important role in our cash flow growth this year. The results from these productive, well stocked timberlands came in slightly better than our initial expectations, generating $35 million of operating income and adding $96 million of adjusted EBITDA in 2014.  The acquisition was cash accretive on a per share basis by about 7 percent.

“During 2014, we sold $65 million of core timberlands at attractive valuations and repurchased $50 million of stock at a compelling discount to our net asset value. We will continue to consider additional repurchases

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Exhibit 99.1

to capture compelling arbitrage opportunities. Plum Creek’s ability to perform well in this slowly recovering market highlights the benefit of our geographic diversity and our disciplined operating approach,” continued Holley.

Summary of 2014 Results

The company reported $322 million of operating income for 2014, $27 million higher than 2013’s $295 million operating income. Higher earnings from the company’s timber business segments were partially offset by a decrease in reported Real Estate income.

The company’s timber resource segments generated operating income of $181 million, a $41 million increase compared to $140 million for 2013. Harvest volumes of 19.6 million tons were 13 percent higher than 2013 as 2014 included harvest from the MeadWestvaco lands acquired in late 2013. Timber prices improved in most markets during 2014, ending the year 3 percent to 12 percent higher than the end of 2013 depending on the product and region.

In the Real Estate segment, the company reported revenue of $289 million in 2014, similar to the $286 million in 2013. Segment operating income was $133 million, $36 million lower than 2013’s $169 million. The decline in operating margin resulted primarily from the fourth quarter sale of $46 million of conservation lands in Washington State. While capturing an attractive value for this particular property, the lands were carried on the company’s balance sheet at higher book values. As a result, the transaction reduced the segment’s reported operating margins in 2014.

The company’s Manufacturing segment produced another year of strong earnings and cash flow. After adjusting for the impact of the MDF fire, the segment reported $42 million of operating income, similar to the $43 million reported in 2013.

Review of Quarterly Operations

The Northern Resources segment reported operating profit of $10 million for the fourth quarter, compared to the $8 million profit reported in the fourth quarter of 2013. Fourth quarter 2014 harvest volume of 976,000 tons was similar to the prior year’s level. Northern sawlog prices were $5 per ton, or 6 percent higher than the fourth quarter of 2013 on continued strong sawlog demand from domestic customers. Pulpwood prices also increased $2 per ton, or 5 percent, compared to the same period of 2013 due to robust demand from the company’s pulp and paper customers in the Northeast and Lake States.

The Southern Resources segment reported fourth quarter operating profit of $38 million, compared to $34 million from the fourth quarter of 2013. Total harvest volumes grew 11% compared to the fourth quarter of 2013. Southern sawlog prices continue to slowly recover, increasing $1 per ton, or 5 percent, over the fourth quarter of 2013. Pulpwood prices increased over $1 per ton compared to the prior year. Pulpwood demand was strong as pulp and paper mills in certain regions of the South replenished their log inventories.

Real Estate segment sales for the fourth quarter of 2014 of $120 million were $61 million higher than the $59 million reported in the same period of 2013. During the fourth quarter of 2014 the company completed the first phase of a significant conservation transaction with The Nature Conservancy, selling 47,800 acres in Washington for approximately $46 million.

The company also completed two large dispositions during the quarter, selling 15,185 acres of timberlands in Alabama for $2,380 per acre and 7,735 acres of land in Oregon for $3,750 per acre.

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Exhibit 99.1

The balance of the quarter’s Real Estate segment results included the sale of 3,185 acres of recreation lands for $2,545 per acre and 545 acres of small, non-strategic timberlands at an average price of $1,300 per acre.

The Manufacturing segment reported operating profit of $14 million for the fourth quarter of 2014, up $6 million compared to the fourth quarter of 2013. These results include a $4 million gain from insurance recoveries related to the MDF fire. After adjusting for these proceeds, fourth quarter results improved approximately $2 million compared to the same period of 2013, primarily due to strong industrial panel prices.

Outlook

The company expects U.S. residential construction activity to grow at a measured pace during 2015, resulting in approximately 1.1 million housing starts.

“Strategic portfolio management and disciplined capital allocation will be key components of our strategy for shareholder value creation in 2015,” said Holley. “Operationally, we will continue to closely monitor our timber markets and will respond appropriately when local market dynamics support stronger pricing. Although timber prices improved in each of our operating regions during 2014, we continue to believe the improvements in the U.S. South represent only the early stages of recovery in the region. Pricing is expected to strengthen as housing starts move above the 1.2 million starts level.”

Harvest volumes and harvest mix are expected to be similar to 2014 as the company plans to harvest between 19 and 20 million tons of timber in the upcoming year.

During 2015, the company expects Real Estate segment sales to be between $250 and $300 million. This represents ongoing Real Estate transactions as well as approximately $100 million of larger timberland dispositions. The company intends to allocate the capital generated from these timberland dispositions to the best long-term value outcome for shareholders.

First quarter Real Estate segment sales are expected to be between $100 and $110 million, including the closing of the Montana portion of The Nature Conservancy transaction. As was the case with the first phase of this transaction, the lands included in the second phase are carried on the company’s balance sheet at full value. As a result, land basis, the non-cash book value of the properties sold, is expected to be about 74 percent of segment revenue for the first quarter, and about 50 percent for the full year.

Lumber, specialty plywood and MDF markets are expected to remain strong in 2015. Excluding any impacts from the 2014 MDF fire, Manufacturing segment earnings are expected to be similar to 2014’s results.

Third-party interest expense in 2015 is expected to be approximately $106 million, similar to 2014’s expense.

“We expect 2015 will be much like 2014 for Plum Creek,” continued Holley. “The company’s harvest plan for the coming year is largely unchanged from last year. Cash flow from operations should also be comparable to 2014. However, our 2015 earnings may be lower as land basis is expected to be about 5 percent higher in 2015. This increase in non-cash expense reduces our earnings per share by about 8 cents on comparable real estate revenues.”

Reflecting all of these factors, the company expects 2015 net income to be between $1.05 and $1.30 per share. The company expects to report first quarter net income between $0.20 and $0.25 per share.

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Exhibit 99.1

"Our diversified and productive timberland portfolio has the company uniquely positioned to benefit as the housing and timber markets continue to recover.  Disciplined capital allocation and focused asset management continue to be key elements of our value creation strategy,” concluded Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Jan. 26, at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek’s Internet site at www.plumcreek.com by clicking on the “Investors” link.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek’s earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 50823601.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek’s website at www.plumcreek.com.

###

Plum Creek is among the largest and most geographically diverse private landowners in the nation with approximately 6.6 million acres of timberlands in 19 states. We also operate wood products mills in the Northwest. We manage our working forests using sustainable practices to benefit Plum Creek’s many stakeholders. Our employees work together to create shareholder value, serve as stewards of the environment, make wood products for everyday use, and build strong communities. Please visit www.plumcreek.com for the latest information about Plum Creek.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Year Ended December 31,
	2014	2013
REVENUES:
Timber	$767	$669
Real Estate	289	286
Manufacturing	368	362
Energy and Natural Resources	34	23
Other	18	—
Total Revenues	1,476	1,340

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	555	495
Real Estate	151	110
Manufacturing	322	310
Energy and Natural Resources	10	5
Other	16	—
Total Cost of Goods Sold	1,054	920
Selling, General and Administrative	115	123
Total Costs and Expenses	1,169	1,043

Other Operating Income (Expense), net	15	(2)

Operating Income	322	295

Earnings from Unconsolidated Entities	66	63

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	108	83
Interest Expense (Note Payable to Timberland Venture)	58	58
Total Interest Expense, net	166	141

Loss on Extinguishment of Debt	—	(4)

Income before Income Taxes	222	213

Provision (Benefit) for Income Taxes	8	(1)

Net Income	$214	$214

PER SHARE AMOUNTS:

Net Income per Share – Basic	$1.21	$1.30
Net Income per Share – Diluted	$1.21	$1.30

Weighted-Average Number of Shares Outstanding
– Basic	176.7	164.6
– Diluted	177.0	165.0

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$63	$63
Equity Earnings from Real Estate Development Ventures	3	—
Earnings from Unconsolidated Entities	$66	$63

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Quarter Ended December 31,
	2014	2013
REVENUES:
Timber	$204	$182
Real Estate	120	59
Manufacturing	93	83
Energy and Natural Resources	8	7
Other	3	—
Total Revenues	428	331

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	148	131
Real Estate	76	27
Manufacturing	81	73
Energy and Natural Resources	2	2
Other	2	—
Total Cost of Goods Sold	309	233
Selling, General and Administrative	33	34
Total Costs and Expenses	342	267

Other Operating Income (Expense), net	6	—

Operating Income	92	64

Earnings from Unconsolidated Entities	22	16

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	27	22
Interest Expense (Note Payable to Timberland Venture)	15	15
Total Interest Expense, net	42	37

Loss on Extinguishment of Debt	—	(4)

Income before Income Taxes	72	39

Provision (Benefit) for Income Taxes	4	(1)

Net Income	$68	$40

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.39	$0.24
Net Income per Share – Diluted	$0.39	$0.24

Weighted-Average Number of Shares Outstanding
– Basic	175.9	170.0
– Diluted	176.2	170.4

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$15	$16
Equity Earnings from Real Estate Development Ventures	7	—
Earnings from Unconsolidated Entities	$22	$16

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	December 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and Cash Equivalents	$92	$433
Accounts Receivable	38	29
Inventories	61	55
Deferred Tax Asset	6	9
Assets Held for Sale	98	92
Other Current Assets	15	15
	310	633

Timber and Timberlands, net	4,009	4,180
Minerals and Mineral Rights, net	289	298
Property, Plant and Equipment, net	120	118
Equity Investment in Timberland Venture	217	211
Equity Investment in Real Estate Development Ventures	126	139
Deferred Tax Asset	23	17
Investment in Grantor Trusts (at Fair Value)	48	45
Other Assets	45	54
Total Assets	$5,187	$5,695

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$439	$—
Line of Credit	95	467
Accounts Payable	27	24
Interest Payable	22	22
Wages Payable	31	29
Taxes Payable	10	10
Deferred Revenue	23	26
Other Current Liabilities	10	10
	657	588

Long-Term Debt	1,976	2,414
Note Payable to Timberland Venture	783	783
Other Liabilities	100	78
Total Liabilities	3,516	3,863

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 175.9 at December 31, 2014 and 177.0 at December 31, 2013	2	2
Additional Paid-In Capital	2,955	2,942
Retained Earnings (Accumulated Deficit)	(271)	(173)
Treasury Stock, at Cost, Common Shares – 28.3 at December 31, 2014 and 27.0 at December 31, 2013	(992)	(940)
Accumulated Other Comprehensive Income (Loss)	(23)	1
Total Stockholders’ Equity	1,671	1,832
Total Liabilities and Stockholders’ Equity	$5,187	$5,695

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(In Millions)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$214	$214
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $2 MDF Fire Impairment Loss in 2014 and $4 Loss Related to Forest Fires in 2013)	138	119
Basis of Real Estate Sold	129	91
Earnings from Unconsolidated Entities	(66)	(63)
Distributions from Timberland Venture	57	56
Distributions from Real Estate Development Ventures	2	—
Deferred Income Taxes	4	(3)
Loss on Extinguishment of Debt	—	4
Timber Deed Acquired	—	(18)
Pension Plan Contributions	(9)	—
Working Capital Changes	(11)	(17)
Other	(1)	21
Net Cash Provided By (Used In) Operating Activities	457	404

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $12 MDF Replacement Capital in 2014)	(89)	(71)
Timberlands Acquired	—	(81)
Minerals and Mineral Rights Acquired	—	(156)
Contributions to Real Estate Development Ventures	(9)	—
Distributions from Real Estate Development Ventures	23	—
Insurance Recoveries (Property Damage)	10	—
Payment for Acquisition of MeadWestvaco ("MWV") Timberland Assets, net	—	(221)
Purchases of Marketable Securities	(1)	—
Other	1	—
Net Cash Provided By (Used In) Investing Activities	(65)	(529)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(312)	(290)
Borrowings on Line of Credit	1,307	1,771
Repayments on Line of Credit	(1,679)	(1,408)
Debt Issuance Costs	—	(1)
Principal Payments and Retirement of Long-Term Debt	—	(513)
Proceeds from Stock Option Exercises	3	37
Acquisition of Treasury Stock	(52)	(2)
Proceeds from Issuance of Common Stock, net	—	607
Other	—	1
Net Cash Provided By (Used In) Financing Activities	(733)	202

Increase (Decrease) In Cash and Cash Equivalents	(341)	77
Cash and Cash Equivalents:
Beginning of Period	433	356

End of Period	$92	$433

NON-CASH INVESTING AND FINANCING ACTIVITIES NOT REFLECTED ABOVE:
Issuance of Note Payable to MWV as Consideration for Timberland Assets Acquired	$—	$860

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended December 31,
(In Millions)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$68	$40
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	37	33
Basis of Real Estate Sold	69	22
Earnings from Unconsolidated Entities	(22)	(16)
Distributions from Real Estate Development Ventures	2	—
Deferred Income Taxes	2	(2)
Loss on Extinguishment of Debt	—	4
Pension Plan Contributions	(9)	—
Working Capital Changes	(15)	(5)
Other	3	8
Net Cash Provided By (Used In) Operating Activities	135	84

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $3 MDF Fire Replacement Capital in 2014)	(24)	(20)
Timberlands Acquired	—	(1)
Distributions from Real Estate Development Ventures	18	—
Insurance Recoveries (Property Damage)	7	—
Payment for Acquisition of MeadWestvaco ("MWV") Timberland Assets, net	—	(221)
Purchases of Marketable Securities	(1)	—
Other	1	—
Net Cash Provided By (Used In) Investing Activities	1	(242)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(78)	(78)
Borrowings on Line of Credit	322	520
Repayments on Line of Credit	(379)	(560)
Debt Issuance Costs	—	(1)
Principal Payments and Retirement of Long-Term Debt	—	(339)
Proceeds from Stock Option Exercises	1	2
Proceeds from Issuance of Common Stock	—	607
Other	—	1
Net Cash Provided By (Used In) Financing Activities	(134)	152

Increase (Decrease) In Cash and Cash Equivalents	2	(6)
Cash and Cash Equivalents:
Beginning of Period	90	439

End of Period	$92	$433

NON-CASH INVESTING AND FINANCING ACTIVITIES NOT REFLECTED ABOVE:
Issuance of Note Payable to MWV as Consideration for Timberland Assets Acquired	$—	$860

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Year Ended December 31,
(In Millions)	2014	2013
Revenues:
Northern Resources	$264	$260
Southern Resources	531	435
Real Estate	289	286
Manufacturing	368	362
Energy and Natural Resources	34	23
Other	18	—
Eliminations	(28)	(26)
Total Revenues	$1,476	$1,340

Operating Income (Loss):
Northern Resources	$44	$32
Southern Resources	137	108
Real Estate	133	169
Manufacturing (A)	49	43
Energy and Natural Resources (B)	25	19
Other (C)	2	—
Other Costs and Eliminations, net (D)	(65)	(76)
Total Operating Income	$325	$295

Adjusted EBITDA by Segment: (E)
Northern Resources	$72	$62
Southern Resources	219	173
Real Estate	263	261
Manufacturing	65	59
Energy and Natural Resources	33	22
Other	17	—
Other Costs and Eliminations, net	(64)	(75)
Total	$605	$502

(A) During the second quarter of 2014, we experienced a fire at our MDF facility and recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. During 2014, we also recorded a $13 million gain related to insurance recoveries that we received. Insurance recoveries were $10 million for the costs incurred during 2014 to rebuild or replace the damaged building and equipment and $3 million for business interruption costs. Substantially all of the costs incurred to rebuild or replace the damaged building and equipment were capitalized during 2014. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B) During the fourth quarter of 2014, the company agreed to terminate a land lease for consideration of $2 million from the lessor. The land lease had been accounted for as an operating lease. The $2 million consideration is reported as Other Operating Gain/(Loss) in our Energy and Natural Resources Segment as it was primarily for the release of mineral rights and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(C) For Segment reporting, Equity Earnings from Real Estate Development Ventures of $3 million is included in Operating Income (Loss) for the Other Segment.

(D) During 2013, the company recorded a loss of $5 million related to the early termination of an equipment lease. The lease was accounted for as an operating lease. This amount is reported as an operating loss in Other Costs and Eliminations, net and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(E) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended December 31,
(In Millions)	2014	2013
Revenues:
Northern Resources	$66	$66
Southern Resources	145	122
Real Estate	120	59
Manufacturing	93	83
Energy and Natural Resources	8	7
Other	3	—
Eliminations	(7)	(6)
Total Revenues	$428	$331

Operating Income (Loss):
Northern Resources	$10	$8
Southern Resources	38	34
Real Estate	42	31
Manufacturing (A)	14	8
Energy and Natural Resources (B)	7	5
Other (C)	7	—
Other Costs and Eliminations, net	(19)	(22)
Total Operating Income	$99	$64

Adjusted EBITDA by Segment: (D)
Northern Resources	$17	$15
Southern Resources	61	54
Real Estate	111	53
Manufacturing	18	12
Energy and Natural Resources	9	6
Other	19	—
Other Costs and Eliminations, net	(19)	(22)
Total	$216	$118

(A) During the second quarter of 2014, we experienced a fire at our MDF facility and recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. During the fourth quarter of 2014, we also recorded a $4 million gain related to insurance recoveries that we received. During the fourth quarter of 2014, insurance recoveries were $1 million for the costs incurred to rebuild or replace the damaged building and equipment and $3 million for business interruption costs. Substantially all of the costs incurred to rebuild or replace the damaged building and equipment were capitalized during 2014. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B) During the fourth quarter of 2014, the company agreed to terminate a land lease for consideration of $2 million from the lessor. The land lease had been accounted for as an operating lease. The $2 million consideration is reported as Other Operating Gain/(Loss) in our Energy and Natural Resources Segment as it was primarily for the release of mineral rights and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(C) For Segment reporting, Equity Earnings from Real Estate Development Ventures of $7 million is included in Operating Income (Loss) for the Other Segment.

(D) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
MEDIUM DENSITY FIBERBOARD ("MDF") FACILITY FIRE - OPERATING RESULTS IMPACT
December 31, 2014
(UNAUDITED)

On June 10, 2014, we experienced a fire at our MDF facility. Production at the facility resumed on July 10, 2014. The schedule below details the components that impacted operating income in each quarter of 2014 and for the full year.

	2014
(In Millions)	2nd Qtr	3rd Qtr	4th Qtr	Total
Impacts on Operating Results:
Foregone MDF Income	$(4)	$—	$—	$(4)
Business Interruption Recoveries(1)	$—	$—	$3	$3
Loss on Property, Plant and Equipment	$(2)	$—	$—	$(2)
Property Insurance Recoveries(1)	$4	$5	$1	$10
Net Impact on Manufacturing Operating Income	$(2)	$5	$4	$7
Impact on Net Income	$(1)	$3	$2	$4
Impact on Diluted EPS	$(0.01)	$0.02	$0.01	$0.02

(1) The insurance recoveries reflect the impact of our cumulative $1 million deductible. Business interruption recoveries of $3 million were recorded in the fourth quarter when the cash payment was received. Property insurance recoveries were recorded during the year as repair expenditures were incurred by the company. As of December 31, 2014, $13 million of cash payments from insurance recoveries have been received.

Exhibit 99.1

Plum Creek Timber Company, Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income Excluding
Items Related to the Acquisition of Timberland Assets from MWV
December 31, 2013
(Unaudited)

The following table reconciles the company's reported GAAP net income and earnings per diluted share (EPS) during the quarterly and twelve month periods ended December 31, 2013 to adjusted amounts:

	Year Ended December 31, 2013		Quarter Ended December 31, 2013
(In Millions, Except Per Share Amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP Net Income	$214	$1.30	$40	$0.24

Loss Related to Forest Fires (A)	4	0.02	—	—

MWV Acquisition Adjustments
Loss on Extinguishment of Debt (B)	4	0.03	4	0.02
Transaction Expenses (C)	5	0.03	5	0.03
Increased Interest Expense, Net (D)	3	0.02	3	0.02

Non-GAAP Adjusted Net Income and Per-Share Amounts (E)	$230	$1.39	$52	$0.31

(A) During the third quarter of 2013, the company's Northern Resources Segment recognized a $4 million loss, representing the book basis of timber volume destroyed as a result of forest fires in Montana and Oregon.

(B) Consists primarily of prepayment penalties and premiums related to early debt repayments reported as Loss on Extinguishment of Debt in the Consolidated Statements of Income.

(C) Includes closing costs and acquisition expenses reported in Selling, General and Administrative Expense in the Consolidated Statements of Income.

(D) Includes additional Interest Expense related to the $860 million Installment Note Payable, partially offset by the impact of early debt repayments.

(E) Diluted per share amounts are computed independently for each caption presented. Therefore, the sum of the per share components from the table above may not equal the per share amount presented.

Exhibit 99.1

Plum Creek Timber Company, Inc
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding Equity Earnings from the Timberland Venture, and before interest expense (including any gains or losses from extinguishment of debt), taxes, depreciation, depletion, amortization, and basis in real estate sold. In addition to including Equity Earnings from Real Estate Development Ventures in Adjusted EBITDA, we also include, as an add back to Operating Income for the Other Segment, our proportional share of depreciation, depletion, amortization, and basis in real estate sold from this equity method investment. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in lands sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Year Ended December 31, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$44	$28	$—	$72
Southern Resources	137	82	—	219
Real Estate	133	1	129	263
Manufacturing	49	16	—	65
Energy and Natural Resources	25	8	—	33
Other	2	2	13	17
Other Costs and Eliminations	(67)	1	—	(66)
Other Unallocated Operating Income (Expense), net	2	—	—	2
Total	$325	$138	$142	$605

Reconciliation to Net Income(2)
Equity Earnings from Timberland Venture	63
Interest Expense	(166)
(Provision) Benefit for Income Taxes	(8)
Net Income	$214

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$457
Interest Expense				166
Amortization of Debt Costs				(2)
Provision / (Benefit) for Income Taxes				8
Distributions from Timberland Venture				(57)
Distributions from Real Estate Development Ventures				(2)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				18
Deferred Income Taxes				(4)
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				9
Working Capital Changes				11
Other				1
Adjusted EBITDA				$605

(1) Includes Equity Earnings from Real Estate Development Ventures ($3 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($2 million), and basis in real estate sold ($13 million) from this equity method investment.

(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Year Ended December 31, 2013

	Operating Income	Depreciation, Depletion and Amortization (1)	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$32	$30	$—	$62
Southern Resources	108	65	—	173
Real Estate	169	1	91	261
Manufacturing	43	16	—	59
Energy and Natural Resources	19	3	—	22
Other	—	—	—	—
Other Costs and Eliminations	(73)	1	—	(72)
Other Unallocated Operating Income (Expense), net	(3)	—	—	(3)
Total	$295	$116	$91	$502

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	63
Interest Expense	(141)
Gain (Loss) on Extinguishment of Debt	(4)
(Provision) Benefit for Income Taxes	1
Net Income	$214

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$404
Interest Expense				141
Amortization of Debt Costs				(3)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				(56)
Distributions from Real Estate Development Ventures				—
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				—
Deferred Income Taxes				3
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				18
Pension Plan Contributions				—
Working Capital Changes				17
Other				(21)
Adjusted EBITDA				$502

(1) Includes a $4 million loss due to forest fire damages in the Northern Resources Segment.

(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended December 31, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$10	$7	$—	$17
Southern Resources	38	23	—	61
Real Estate	42	—	69	111
Manufacturing	14	4	—	18
Energy and Natural Resources	7	2	—	9
Other	7	1	11	19
Other Costs and Eliminations	(19)	—	—	(19)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$99	$37	$80	$216

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	15
Interest Expense	(42)
(Provision) Benefit for Income Taxes	(4)
Net Income	$68

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$135
Interest Expense				42
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				4
Distributions from Timberland Venture				—
Distributions from Real Estate Development Ventures				(2)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				19
Deferred Income Taxes				(2)
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				9
Working Capital Changes				15
Other				(3)
Adjusted EBITDA				$216

(1) Includes Equity Earnings from Real Estate Development Ventures ($7 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($1 million), and basis in real estate sold ($11 million) from this equity method investment.

(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended December 31, 2013

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$8	$7	$—	$15
Southern Resources	34	20	—	54
Real Estate	31	—	22	53
Manufacturing	8	4	—	12
Energy and Natural Resources	5	1	—	6
Other	—	—	—	—
Other Costs and Eliminations	(22)	—	—	(22)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$64	$32	$22	$118

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	16
Interest Expense	(37)
Gain (Loss) on Extinguishment of Debt	(4)
(Provision) Benefit for Income Taxes	1
Net Income	$40

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$84
Interest Expense				37
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				—
Distributions from Real Estate Development Ventures				—
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				—
Deferred Income Taxes				2
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				5
Other				(8)
Adjusted EBITDA				$118

(1) Includes reconciling items not allocated to segments for financial reporting purposes.